Exhibit 99.1

 The Challenge of Change: A Focus on Transformation

 Good morning and welcome to the 2001 PNM Annual Shareholders Meeting.

     You know, I'd bet that no utility CEO has given an annual meeting speech this year without talking about change. For nearly a decade, change has been our constant theme here at PNM - and this year may top the charts. Change in our industry, in our business structure, in regulation, change that has been more rapid, more far-reaching, and less predictable than anyone would have believed possible.

     I wish I could say we'd anticipated all these changes - But I can't.

     Look at how the situation has developed in California over the past 12 months - while some market turbulence was anticipated, I don't believe anyone in our industry could honestly say they saw that coming with all its ramifications.

     But I can tell you that we are continually learning how to respond to change and make it work for us to benefit customers, shareholders and employees. Adapting quickly and effectively to changing circumstances has become the focus for transformation of our company.

     When we met last year, we were preparing PNM for the opening of retail electric competition here in New Mexico and the fundamental restructuring of our business, which was scheduled to begin this year. But events in California overtook those carefully laid plans, and New Mexico has now postponed its schedule for retail electric competition, delaying the separation of our delivery and commodity businesses.

     In authorizing that delay, legislators recognized that PNM cannot stand still while others move ahead. PNM Resources, our proposed holding company, will look somewhat different than originally planned but it will allow us to continue on the path we embarked on nearly a decade ago.

     Some things have not, and will not, change for PNM. Serving the people of New Mexico remains the vital core of our business. In this role, our utility mission remains unchanged: to deliver safe, reliable energy and provide customers with information that can help them better manage their energy use. In short, provide Energy Confidence. Our efforts to improve service and increase efficiency have enabled New Mexico consumers to benefit from some of the lowest electric bills in the United States. PNM retail customers today are paying 13 percent less for electricity than they did in 1985 -46 percent less, when adjusted for inflation.

     In fact, PNM is the only investor-owned utility in New Mexico that has not increased its electric rates in the last 12 months. Being a low cost electricity provider is a change for the better for PNM and our customers.

     Unfortunately, over the past year we, along with the rest of the nation, have faced escalating natural gas costs, which have truly been difficult for customers. While we have consistently provided gas service to customers at costs well below the national average, utility bill increases are a change not everyone can handle, even if they are lower than they are in Arizona, Colorado or Kansas. We know these kind of changes are hard and that's why we've taken steps to change how we purchase gas for customers, and how we charge customers for that energy.

     We've spread those higher costs out over more months so customers aren't hit so hard during the winter heating season. We have substantially boosted the contribution PNM shareholders gave to our Good Neighbor fund, contributing nearly $500,000 in this past winter heating season to help those customers who most need assistance. And we have stepped up our efforts to work with residential and small business customers to conserve energy and lower their energy bills.

     During just one month, January of this year, more than 2,000 PNM customers took advantage of our offer for a free energy analysis. So far this year, more than 5,000 customers have requested these energy audits, compared to 4,000 such requests for all of last year. We will continue to emphasize these and other new initiatives to help customers.

     While we will not lose sight of our utility mission, the other half of PNM's business has assumed growing importance in our strategic plan. PNM's power generation and wholesale power trading operations now contribute more than half of the company's total revenues, and we see continued growth ahead.

     Successfully managing all these changes becomes more of a challenge every day. We have learned to respond quickly, not just to day-to-day shifts in the market, but also to the shifting currents of political and regulatory action at the federal level.

     The latest change was the Federal Energy Regulatory Commission's June 18 decision expanding price controls throughout the Western wholesale power market. While we are still watching the effect of that order on the current market, we do not believe it will adversely affect the Company in the long term.

     However, major market interventions like price caps have a ripple effect with unintended consequences.

     Price caps, while well-intentioned, will discourage new investment in power plants - the very thing that must be encouraged if the supply imbalance is to be addressed. Energy policy must be focused on increasing supply and reducing demand. Price caps accomplish neither of these.

     The new order also creates a 10 percent price premium for all power flowing into California - an incentive, if you will, to sell power there despite the increased credit risk. The unintended consequence may well be that available power will flow to California increasing California's supply, but at the expense of the rest of the West.

     PNM customers, however, can be assured that we have adequate capacity for now. We also have a rate freeze in place that keeps rates at current levels until 2003, regardless of wholesale market prices. PNM customers can also rely on our commitment to ensuring continued, reliable service.

     We are also proud of helping bring price stability and supply security to other New Mexicans through an agreement we announced yesterday with Texas New Mexico Power. Under the terms of that contract, PNM will meet all the electricity needs of TNP's customers in southwestern New Mexico over the next five years. To help provide the 100 megawatts of power needed to meet that commitment, we are proceeding with plans to build a new generating plant near Las Cruces. That new generating station should be in operation next fall.

     Whatever actions federal regulators take to try and control prices, one fact remains clear: there is a significant shortage of electric power in the Western United States today that will likely persist for a few years.

     While PNM has an adequate power supply for now, we can't take it for granted. New Mexico and the nation need an energy policy that addresses increasing energy use and future requirements for growth, while fostering improved energy efficiency technologies.

     PNM relies on coal, nuclear and natural gas to generate electricity, and we have a keen interest in adding renewable energy to this portfolio. We are investigating new opportunities in wind power and in new technologies that will allow us to site smaller generating units closer to where the power is needed.

     Our proposed transaction with Western Resources will also vastly expand PNM's generation resources - and our market reach -- by giving us access to Midwestern wholesale markets, as well as adding more than 600,000 new customers to our retail customer base.

     Changing energy needs will also require new energy solutions. While we continue to concentrate first on our core utility operations and second on our growing wholesale power business, through our Avistar subsidiary we will seek out selective strategic investments that complement and enhance PNM's competencies in the areas of electricity production, energy trading and utility operations.

     Our vision is to be the best merchant utility in America - a company whose primary focus is on efficiently delivering energy to customers in its service territory and expanding our generation and power trading business on a regional basis.

     We are committed to increasing our financial strength and providing an attractive total return to shareholders. In the 12 1/2 months since our last annual meeting, PNM total shareholder return - dividend plus the increase in stock price -- has been 105 percent, compared to 26 percent for other stocks in our peer group and a loss of 1/2 percent in for the Dow Jones Industrial Average.

     While I am pleased that PNM stock today is trading at more than twice its price at this time last year, we continue to believe that PNM stock is undervalued. I believe this is partly due to our small size in a consolidating industry and partly due to investor uncertainty, both in regards to our proposed acquisition of Western Resources and our future in the Western power market.

     The Western Resources transaction is a transforming event for our company. We are awaiting a final decision from Kansas regulators regarding Western's pending electric rate case. That decision is expected later this month. After we have assessed the potential impact of that rate order, we will present this proposed transaction to shareholders for your approval.

     As to our future in the wholesale power market here in the West, I believe our track record over the past 10 years speaks for itself. Yes, the market is changing; in fact it's evolving at a pace undreamed of just a few years ago. But we have demonstrated the ability to thrive on that change, and I am confident we can continue to do so.

     Our success over the last 12 months, and the ability to continue to succeed in the future, is most dependent on one thing - our people. They have been through a lot over the last 10 years - and have the scars to prove it. I couldn't be more pleased to have the opportunity to work with them in service to our customers and owners.

     Our path is full of bumps but our folks have demonstrated commitment and, increasingly, creativity to enable our continued progress. It's also special when the culture of our company receives recognition, as in this month's issue of Fortune magazine. Fortune recognized your company as one of America's best companies for minorities, and THE BEST for Hispanics. While this is only one aspect of our corporate culture, it is an exceptionally important one that helps us do a better job in the markets we serve.

     Thank you for your confidence in PNM. Now I'd like to answer any questions you may have.